UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001‑11350 (Commission File Number)	59‑0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274‑2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ] Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ] Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On January 30, 2020, Consolidated-Tomoka Land Co. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8‑K (the “Initial 8‑K”) to disclose that the Company had completed its acquisition of an approximately 254,000 square foot multi-tenant commercial retail property called Crossroads Towne Center, located in Chandler, Arizona (“Crossroads”) from Vestar CTC Chandler, LLC.

This Current Report on Form 8‑K/A amends the Initial 8‑K to include the pro forma consolidated financial information required by Items 9.01(a) and 9.01(b) of Form 8‑K and should be read in conjunction with the Initial 8‑K.

The pro forma financial information included in this Current Report on Form 8‑K/A has been presented for informational purposes only, as required by Form 8‑K. It does not purport to represent the actual results of operations that the Company and Crossroads would have achieved had the Company held the assets of Crossroads during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisition.

Except as described above, all other information in the Initial 8‑K remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item are being filed with this amendment on Form 8‑K/A.

(d) Exhibits

99.1 Pro Forma financial information

*The following financial information is submitted at the end of this Current Report on Form 8‑K/A and is filed herewith and incorporated herein by reference:

•	Summary of Unaudited Pro Forma Condensed Consolidated Financial Statements
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Consolidated-Tomoka Land Co. as of December 31, 2019
•	Unaudited Pro Forma Condensed Consolidated Statements of Operations of Consolidated-Tomoka Land Co. for the Year Ended December 31, 2019
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: April 9, 2020	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer

Exhibit 99.1

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Crossroads Acquisition

On January 24, 2020, Consolidated-Tomoka Land Co.  (the “Company”), through certain of its wholly-owned subsidiaries, completed the acquisition of an approximately 254,000 square foot multi-tenant commercial retail property called Crossroads Towne Center, located in Chandler, Arizona (“Crossroads”), for approximately $61.8 million. There is no material relationship between the Company, its subsidiary or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect of the Company’s acquisition of Crossroads.  Crossroads is approximately 99% occupied with a total of 32 tenants, including anchor tenants: Harkins Theatre and Bob’s Discount Furniture. The weighted average lease term for the leases of all 32 tenants at Crossroads is approximately five years.  Crossroads is leased by JLL and managed by Vestar on behalf of the Company.

This acquisition was purchased using (a) the remaining 1031 like-kind exchange proceeds from the Company’s October 2019 sale of a controlling interest in the Company’s remaining land portfolio to Magnetar Capital for $97 million and (b) a portion of the 1031 like-kind exchange proceeds from the Company’s November 2019 sale of twenty assets to Alpine Income Property Trust, Inc. (“Alpine”), in connection with Alpine’s November 2019 initial public offering.

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 gives effect to the acquisition of the assets underlying Crossroads and the outlay of cash paid at closing. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019 gives effect to such acquisition as if they occurred on January 1, 2019, the beginning of the earliest applicable reporting period.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of the Company in future periods.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2019

	Registrant Historical	Pro Forma Adjustments Crossroads	Notes	Pro Forma
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$392,841,899	$53,683,395	[A]	$446,525,294
Other Furnishings and Equipment	733,165	—		733,165
Construction in Process	24,788	—		24,788
Total Property, Plant, and Equipment	393,599,852	53,683,395		447,283,247
Less, Accumulated Depreciation and Amortization	(23,008,382)	—		(23,008,382)
Property, Plant, and Equipment - Net	370,591,470	53,683,395		424,274,865
Land and Development Costs	6,732,291	—		6,732,291
Intangible Lease Assets - Net	49,022,178	8,744,474	[A]	57,766,652
Assets Held for Sale	833,167	—		833,167
Investment in Joint Venture	55,736,668	—		55,736,668
Investment in Alpine Income Property Trust, Inc.	38,814,425	—		38,814,425
Mitigation Credits	2,322,596	—		2,322,596
Commercial Loan Investments	34,625,173	—		34,625,173
Cash and Cash Equivalents	6,474,637	1,500,000	[B]	7,974,637
Restricted Cash	128,430,049	(60,555,851)	[C]	67,874,198
Other Assets	9,703,549	(1,493,991)	[B][C]	8,209,558
Total Assets	$703,286,203	$1,878,027		$705,164,230

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts Payable	$1,385,739	$—		$1,385,739
Accrued and Other Liabilities	5,687,192	1,358,050	[C]	7,045,242
Deferred Revenue	5,830,720	—		5,830,720
Intangible Lease Liabilities - Net	26,198,248	519,977	[A]	26,718,225
Liabilities Held for Sale	831,320	—		831,320
Income Taxes Payable	439,086	—		439,086
Deferred Income Taxes - Net	90,282,173	—		90,282,173
Long-term Debt	287,218,303	—		287,218,303
Total Liabilities	$417,872,781	$1,878,027		$419,750,808

Shareholders' Equity:
Consolidated-Tomoka Land Co. Shareholders' Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,076,813 shares issued and 4,770,454 shares outstanding at December 31, 2019	6,017,218	—		6,017,218
Treasury Stock – 1,306,359 shares at December 31, 2019	(73,440,714)	—		(73,440,714)
Additional Paid-In Capital	26,689,795	—		26,689,795
Retained Earnings	326,073,199	—		326,073,199
Accumulated Other Comprehensive Income	73,924	—		73,924
Total Shareholders' Equity	285,413,422	—		285,413,422
Total Liabilities and Shareholders' Equity	$703,286,203	$1,878,027		$705,164,230

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Registrant Historical	Pro Forma Adjustments Crossroads	Notes	Pro Forma
Revenues
Income Properties	$41,955,414	$6,166,065	[A][B]	$48,121,479
Management Services	304,553	—		304,553
Commercial Loan Investments	1,829,015	—		1,829,015
Real Estate Operations	852,264	—		852,264
Total Revenues	44,941,246	6,166,065		51,107,311
Direct Cost of Revenues
Income Properties	(7,000,001)	(2,005,751)	[A]	(9,005,752)
Real Estate Operations	(104,666)	—		(104,666)
Total Direct Cost of Revenues	(7,104,667)	(2,005,751)		(9,110,418)
General and Administrative Expenses	(9,818,075)	—		(9,818,075)
Depreciation and Amortization	(15,797,278)	(2,684,562)	[B]	(18,481,840)
Total Operating Expenses	(32,720,020)	(4,690,313)		(37,410,333)
Gain on Disposition of Assets	21,977,465	—		21,977,465
Total Operating Income	34,198,691	1,475,752		35,674,443
Investment Income	344,843	—		344,843
Interest Expense	(12,466,062)	—		(12,466,062)
Income from Continuing Operations Before Income Tax Expense	22,077,472	1,475,752		23,553,224
Income Tax Expense from Continuing Operations	(5,472,178)	(366,680)		(5,838,858)
Income from Continuing Operations	$16,605,294	$1,109,072		$17,714,366

Per Share Information:
Basic:
Income from Continuing Operations	$3.32	$0.22		$3.54
Diluted:
Income from Continuing Operations	$3.32	$0.22		$3.54

Weighted Average Shares Outstanding	4,991,656	4,991,656		4,991,656
Diluted Weighted Average Shares Outstanding	4,998,043	4,998,043		4,998,043

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

On January 24, 2020, Consolidated-Tomoka Land Co.  (the “Company”), through certain of its wholly-owned subsidiary, completed the acquisition of an approximately 254,000 square foot multi-tenant commercial retail property called Crossroads Towne Center, located in Chandler, Arizona (“Crossroads”), for approximately $61.8 million. There is no material relationship between the Company, its subsidiary or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect of the Company’s acquisition of Crossroads.  Crossroads is approximately 99% occupied with a total of 32 tenants, including anchor tenants: Harkins Theatre and Bob’s Discount Furniture. The weighted average lease term for the leases of all 32 tenants at Crossroads is approximately five years.  Crossroads will be leased by JLL and managed by Vestar on behalf of the Company.

This acquisition was purchased using (a) the remaining 1031 like-kind exchange proceeds from the Company’s October 2019 sale of a controlling interest in the Company’s remaining land portfolio to Magnetar Capital for $97 million and (b) a portion of the 1031 like-kind exchange proceeds from the Company’s November 2019 sale of 20 assets to Alpine Income Property Trust, Inc. (“Alpine”), in connection with Alpine’s November 2019 initial public offering.

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 gives effect to the acquisition of the assets underlying Crossroads and the outlay of cash paid at closing. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019 gives effect to such acquisition as if they occurred on January 1, 2019, the beginning of the earliest applicable reporting period.

NOTE 2. PRO FORMA ADJUSTMENTS

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2019

[A] Record the fair value of the real estate acquired related to the Crossroads acquisition which is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their relative fair values pursuant to the Company’s valuation prepared by an unrelated third-party. The following represents the allocation of total acquisition costs:

Allocation of Purchase Price:
Income Properties, Land, Buildings, and Improvements	$53,683,395
Intangible Lease Assets - Net	8,744,474
Intangible Lease Liabilities - Net	(519,977)
Total Acquisition Cost - Purchase Price plus Acquisition Costs	$61,907,892

[B] Reflects the return of the $1.5 million earnest money deposit, originally made prior to December 31, 2019.

[C] Record the reduction of approximately $60.6 million of cash to acquire Crossroads which was disbursed from restricted 1031 intermediary proceeds. The acquisition is summarized as follows: purchase price of approximately $61.8 million plus closing costs of approximately $108,000, of which the total acquisition cost of approximately $61.9 million was allocated based on relative fair values, less rent pro-rations of approximately $6,000, reflected as a decrease in Other Assets, and tenant improvement credits and tenant security deposits of approximately $1.3 million received at closing, reflected as a decrease in Accrued and Other Liabilities.

Pro Forma Condensed Consolidated Statements of Operations for the Year ended December 31, 2019

[A] Record the estimated rental income of approximately $6.2 million, based on the calculation of rent on a straight-line basis utilizing the existing lease terms, and related direct costs of the rental income, based on the seller’s historical information, of Crossroads for the year ended December 31, 2019 as if the acquisition had occurred on January 1, 2019, the beginning of the earliest applicable reporting period.

[B] Record the depreciation and amortization related to the real estate acquired related to the Crossroads acquisition,  which totaled approximately $2.7 million for the year ended December 31, 2019, based on the estimated remaining economic useful life for tangibles assets and the weighted average remaining lease term for the related intangible assets and intangible liabilities.  Capitalized above-and below-market lease values are amortized as a decrease or increase, respectively, to rental income which totaled approximately $106,000 for the year ended December 31, 2019.